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                                                                   EXHIBIT 10.17





                                  December 27, 1996


Ramus Medical Technologies
6420 Via Real, Unit 8
Carpinteria, CA  93013

                            Re:  CO-DEVELOPMENT AGREEMENT

Gentlemen:

         By this letter we are pleased to confirm the terms of our mutual agreements regarding the co-development between PDT Cardiovascular, Inc. ("PDTC") and Ramus Medical Technologies ("Ramus") of technology and devices for use in applying photodynamic therapy technology to Ramus' autologous vascular grafts for coronary arteries and for other vessels ("Ramus Products"). PDTC (and its affiliates) is a pharmaceutical and medical device company which, using its proprietary technology and know-how, has developed and will continue to develop, on its own or in collaboration with third party vendors, photoreactive drugs and related electromagnetic energy sources, whether used separately or in combination ("Photodynamic Therapy"), for use in photodynamic therapy. Ramus is a development stage medical device company which, using its proprietary technology and know-how, has developed the Ramus Products and will continue to develop the Ramus Products.

         PDTC and Ramus agree to use reasonable efforts to cooperate in the joint development of technology, instruments, devices and products for applying PDTC's Photodynamic Therapy technology to Ramus Products. Unless otherwise agreed to in writing by the parties, PDTC shall conduct, or arrange for one or more a third parties to conduct, all reasonably necessary non-human tests in preparation and support of a regulatory submission (the "Pre-Clinical Tests"), and Ramus shall manufacture Ramus Products for use in the Pre-Clinical Tests in quantities agreed to in writing by the parties. Unless otherwise agreed to in writing by the parties, PDTC shall also conduct, or arrange for one or more a third parties to conduct, all reasonably necessary tests performed on humans in preparation and support of regulatory submissions (the "Clinical Tests") of co-developed technology and devices.

         Ramus will provide without charge reasonable quantities of Ramus Products to PDTC for purposes of the co-development of technology and devices and for the Pre-Clinical Tests and Clinical Tests. PDTC will provide its photodynamic therapy technology to the co-development of technology and devices and the Pre-Clinical Tests and Clinical Tests without charge. All other costs of the Pre-Clinical Tests and Clinical Tests will be paid for by PDTC.

         Unless otherwise agreed to in writing by the parties, PDTC will, with counsel of its choice, prepare, file and prosecute, in the name of PDTC and at PDTC's expense, any applicable


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Ramus Medical Technologies
December 27, 1996
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regulatory submissions covering Co-Developed Technology (as defined below) and instruments, devices or products, or functionally separable component thereof, that embody, incorporate, are composed of, function or are produced by means of, or derive utility from any Co-Developed Technology ("Co-Developed Devices"), including any "investigational device exemption" application ("IDE"), "investigational new drug" application ("IND"), Pre-Market Approval Application or 501(k) Application ("PMA") or New Drug Application ("NDA") or any other application submitted to the United States Food and Drug Administration or any successor agency ("FDA") for the purpose of conducting clinical investigations of a drug or device, obtaining premarket or regulatory approval for a drug or device, and any supplement or abbreviated application relating thereto (or the equivalent in any foreign country). The parties also agree to cooperate to secure government or private price approvals and reimbursement qualifications in preparation for product launch of co-developed devices in the field of photodynamic therapy. PDTC and Ramus agree to provide each other with access to information or data relating to Co-Developed Devices which the other may need for regulatory submissions or compliance. The actual costs of any regulatory submission shall be paid by PDTC.

         PDTC and Ramus shall jointly own the entire right, title and interest in and to all technology conceived, made, created, developed, produced, designed or reduced to practice, jointly by PDTC and Ramus, or their respective affiliates, during the course and as a result of the performance of their work and services under this co-development agreement ("Co-Developed Technology") and all Co-Developed Devices; provided, however, PDTC grants to Ramus an exclusive worldwide license under PDTC's interest in the Co-Developed Technology on terms to be agreed upon by the parties to make, use, offer for sale, import, export, distribute and sell Co-Developed Devices outside of Photodynamic Therapy applications. PDTC will retain all right, title and interest in and to all ideas, concepts, inventions (whether or not patentable), discoveries, improvements, unpublished research and development information, information disclosed (whether or not claimed) in patent applications or unissued patents, trade secrets, technical and other information and data, including apparatus, compositions, methods, processes, techniques, controls, routines, systems (including quality assurance systems), procedures, reports, operating, test and performance data, and process, mechanical, material and product specifications ("Know-How") owned by or licensed to PDTC or any of its affiliates other than Co-Developed Technology ("PDTC Technology"), and Ramus will retain all right, title and interest in and to all Know-How owned by or licensed to Ramus or any of its affiliates other than Co-Developed Technology ("Ramus Technology").
PDTC will retain the entire right, title and interest in and to any compound owned by or licensed to PDTC or any of its affiliates, to the extent that PDTC has the right to use, make, sell or license such compound ("PDTC Drugs"), and nothing in this agreement shall give Ramus any rights in or to any PDTC Drugs.

         Until after the expiration of the term of this agreement, except as expressly set forth herein or otherwise agreed to in writing by the parties:
(i) neither PDTC nor Ramus shall, directly or indirectly, grant any rights in, to or under the Co-Developed Technology to any third party; (ii) neither PDTC nor Ramus shall, directly or indirectly, make, use, sell, distribute or license Co-Developed Devices; (iii) Ramus shall not, directly or indirectly, make, use, sell, distribute or license any Co-Developed Device with any Photodynamic Therapy drugs other than PDTC Drugs; and (iv) Ramus shall not, directly or indirectly, make, use, sell, distribute or license any Ramus Technology or any products developed thereunder, other than as required for the manufacture, use, sale, distribution or license of Co-Developed Devices in the field of photodynamic therapy or involving any other form or


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Ramus Medical Technologies
December 27, 1996
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provider of photodynamic therapy. The terms of any commercialization of any
Co-Developed Devices or Co-Developed Technology shall be agreed by the parties in writing prior to such commercialization.

         If a patentable invention embodying Co-Developed Technology, or related to Co-Developed Devices or to photodynamic therapy using Ramus Products, is (a) conceived in the course of this agreement and (b) reduced to practice either during the term of this agreement or during the six (6) month period after its termination, PDTC and Ramus shall together determine whether to file patent applications covering the invention. Both parties agree to begin application and prosecution in a timely manner once patentable inventions are identified and disclosed. Any such patent applications shall be prepared by PDTC and filed jointly in the name of PDTC and Ramus. PDTC shall prepare, prosecute and maintain any and all United States and foreign patents embodying Co-Developed Technology or related to Co-Developed Devices or photodynamic therapy using Ramus Products. The reasonable costs thereof shall be shared equally by the parties. If PDTC elects not to prepare, prosecute or maintain any such patent, Ramus shall have the right, but not the obligation, to do so in its own name and for its own benefit and PDTC agrees to execute an assignment of its rights in such patent to Ramus. If PDTC and Ramus mutually agree in writing to allow either party to utilize any Patent outside the field of photodynamic therapy using Ramus Products, such agreement shall include, at a minimum, terms as to the development, manufacture and royalty obligations of the parties.

         In exercising the rights, and in carrying out the duties and obligations set forth in this agreement, each party shall comply with all applicable state, federal and country laws or rules. Each party shall also comply to the extent of its duties hereunder with all applicable state, federal or other rules and regulations governing the manufacture, records, distribution, promotion, marketing and sale of Co-Developed Devices and that it shall specifically comply with applicable current good clinical practices, good laboratory practices and good manufacturing practices promulgated from time to time by the FDA in accordance with the Food, Drug & Cosmetic Act (21 U.S.
Section 301, ET SEQ.) as such shall be amended from time to time and regulations promulgated thereunder, as amended from time to time (or the equivalent in any foreign country). PDTC and Ramus will promptly notify each other of, and provide copies of, any correspondence and other documentation received or prepared in connection with any FDA action or notification regarding Co-Developed Devices.

         Unless otherwise agreed to by the parties, the parties will maintain in confidence information relating to PDTC Technology, Ramus Technology, Co-Developed Technology or Co-Developed Devices (including without limitation, information developed in Pre-Clinical Tests and Clinical Tests) and licenses, patents, patent applications, technology or processes and business plans, in each case, of the other party, including information designated as confidential in writing from one party to another (all of the foregoing hereinafter referred to as "Confidential Information"), disclosed to the other and shall not, during the term of this agreement and for a period of five (5) years thereafter, use such Confidential Information, except as permitted by this agreement or disclose the same to anyone other than those of its officers, directors, employees, affiliates and sublicensees as are necessary in connection with either parties' activities as contemplated in this agreement. This obligation of confidentiality shall not apply to the extent that (i) a party is required to disclose information by applicable law, such as pursuant to Securities and Exchange Commission rules and regulations, or by order of a governmental agency or a court of competent jurisdiction; (ii) a party can demonstrate that the disclosed information was, at the time of disclosure, already in the public domain other than as a result of actions or failure to act of a party, its officers, directors, employees, affiliates


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Ramus Medical Technologies
December 27, 1996
Page 4

and sublicensees in violation hereof; (iii) the disclosed information was rightfully known by a party or its affiliates or sublicensees (as shown by its written records) prior to the date of disclosure to the other party in connection with this agreement; or (iv) the disclosed information was received by a party or its affiliates or sublicensees on an unrestricted basis from a third party which is not the other party or an affiliate of the other party and not under a duty of confidentiality, and which was rightfully known to said source.

         This co-development agreement shall be effective as of the date hereof, and shall continue in full force and effect for the greater of seventeen
(17) years or twelve (12) years from the date of first NDA or PMA approval for commercial sale of Co-Developed Devices or the life of any patent issued on the Co-Developed Technology. Provided that both parties agree in writing, at least one hundred eighty (180) days prior to the expiration of the then existing term, PDTC and Ramus shall have the option to extend the term of this agreement by successive two (2) year periods.

         If the foregoing correctly sets forth our agreement with respect to the matters set forth herein, please so indicate by signing two copies of this agreement and returning one of such signed copies to PDTC, whereupon this agreement will constitute our binding agreement with respect to the matters set forth herein.

                                            Very truly yours,

                                            PDT CARDIOVASCULAR, INC.


                                            By: /s/ Gary S. Kledzik
                                                -------------------------------
                                            Title: Chairman



Accepted and agreed to as of
the 27th day of December 1996

RAMUS MEDICAL TECHNOLOGIES


By: /s/ Charles S. Love
    ------------------------------------
    Title: President